Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Isolagen, Inc.

Exton, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-108769, No. 333-122440 and No. 333-142959) and Form S-8 (No. 333-108219 and No. 333-131803) of Isolagen, Inc. of our report dated March 16, 2007 except for Note 4 which is as of May 31, 2007, relating to the consolidated financial statements, which is incorporated by reference in this Form 8-K/A.

/s/ BDO Seidman, LLP

Houston, Texas

August 14, 2007

3